UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
September 17, 2010

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

3 Manhattanville Road, Purchase, NY (Address of Principal Executive Offices)	10577 (Zip Code)
Registrant's telephone number, including area code: (914) 272-8080
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Claremont Center

On September 20, 2010, ROIC Claremont Center, LLC ("ROIC Claremont"), a subsidiary of Retail Opportunity Investments Corp. (the "Company"), entered into a conveyance in lieu of foreclosure agreement (the "Conveyance Agreement") with DKVCMT, LLC and DLVCMT, LLC (collectively, the "Borrowers"), and Donald P. Knapp and Dale K. Lenington (collectively, the "Guarantors") to acquire the shopping center located in Claremont, California ("Claremont Center") securing a mortgage note (the "Claremont Note") that matured in July 2009 and under which the current borrowers are in default. The Company previously announced the acquisition of the Claremont Note from Bank of America for an aggregate purchase price of $7.3 million, which represents a 68.2% discount to face value of $23 million at the time of acquisition. ROIC Claremont previously served the Borrowers with notice of default and appointed a receiver. Pursuant to the Conveyance Agreement, ROIC Claremont, as the holder of the Claremont Note, agreed not to bring any action against the Borrowers or the Guarantors with respect to the Claremont Note, subject to certain exceptions, and the Borrowers agreed to transfer Claremont Center to a subsidiary of ROIC Claremont. The conveyance was completed on September 23, 2010, at which time ROIC Claremont paid $75,000 on account of the Borrowers' attorney's fees, closing costs and related expenses.

Claremont Center is a neighborhood shopping center of approximately 91,000 square feet. It is currently 14.0% leased. Claremont Center is located in an area with approximately 460,000 people within a five mile radius, with an average household income of approximately $70,310.

Gateway Village

On September 17, 2010, the Company entered into an agreement of purchase and sale and joint escrow instructions (the "Gateway Purchase Agreement"), dated as of September 16, 2010, with Grand Gateway I, LLC, Grand Gateway II, LLC and Grand Gateway III, LLC (collectively, the "Gateway Sellers") to acquire a shopping center located in Chino Hills, California ("Gateway Village") for an aggregate purchase price of $34.0 million.  At closing, the Company intends to assume the Gateway Sellers' obligations under (i) an existing loan due February 2014, with an interest rate of approximately 5.6% per annum and a total current balance of approximately $7.0 million, (ii) an existing loan due May 2014, with an interest rate of approximately 5.7% per annum and a total current balance of approximately $7.2 million, and (iii) an existing loan due July 2016, with an interest rate of approximately 6.1% per annum and a total current balance of approximately $7.6 million (collectively, the "Gateway Loans"), secured by Gateway Village.  The Company will pay the remainder of the purchase price in cash.  The assumption of the Gateway Loans by the Company is subject to the approval by the lender.

Gateway Village is a neighborhood shopping center of approximately 96,959 square feet that is anchored by Henry's Marketplace.  It is currently 91.0% leased.  Gateway Village is located in an area with approximately 341,000 people within a five mile radius, with an average household income of approximately $82,000.

The Gateway Purchase Agreement contains terms, conditions, covenants, and representations and warranties that are customary and typical for a transaction of this nature.  The acquisition of Gateway Village remains subject to customary closing conditions, including the holders of the Gateway Loans having agreed to release the Gateway Sellers and all current guarantors and indemnitors under the Gateway Loans from liability arising from the Gateway Loans from and after closing.  The Company has paid a deposit of $2.0 million, which is nonfundable except under certain circumstances, such as termination of the Gateway Purchase Agreement due to a title exception or the failure of the holders of the Gateway Loans to approve the Company's assumption of the Gateway Loans or to release the Gateway Sellers and all current guarantors and indemnitors under the Gateway Loans from liability, as described above.

Item 2.01  Completion of Acquisition or Disposition of Assets.

Heritage Market Center

On September 23, 2010, ROIC Heritage Market, LLC ("ROIC Heritage Market"), a subsidiary of the Company , completed the acquisition of a shopping center located in Vancouver, Washington ("Heritage Market Center") from 162nd & Fourth Plain, LLC, an unaffiliated third party (the "Heritage Market Seller").  The aggregate purchase price for Heritage Market Center was approximately $20.0 million.  At closing, ROIC Heritage Market assumed the Seller's obligations under an existing loan (the "Heritage Market Loan"), due December 2011 secured by Heritage Market Center, with an interest rate of 7.1% per annum and an outstanding principal balance of approximately $11.6 million, and paid the remainder of the purchase price in cash.  An affiliate of the Seller will perform certain limited development and management services with respect to Heritage Market Center during the one-year period following the closing of the acquisition for payment of $2,155 per month.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Heritage Market Center, on September 23, 2010, ROIC Heritage Market assumed the Heritage Market Seller's obligations under the Heritage Market Loan, and all of the Heritage Market Seller's obligations under related documents and instruments evidencing or securing the Loan, pursuant to an Assumption and Release Agreement (the "Assumption and Release Agreement"), by and among the Heritage Market Seller, as the original borrower, Barry A. Cain, as the original guarantor, ROIC Heritage Market, as the new borrower, the Company, as the new guarantor, and Bank of America, National Association, successor by merger to LaSalle Bank National Association, as trustee for the registered holders of Morgan Stanley Dean Witter Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2002-IQ3 (the "Lender").

The Heritage Market Loan, which had an outstanding principal balance of approximately $11.6 million as of September 23, 2010, has a maturity date of December 2011 and bears interest at a rate of 7.1% per annum.  The Heritage Market Loan is evidenced by a promissory note in the original principal amount of approximately $13.1 million, and is secured by, among other things, (a) a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement (the "Deed of Trust") creating a security interest over Heritage Market Center and certain related property interests and (b) a Tenant Improvement, Leasing Reserve and Security Agreement.

In connection with the assumption of the Heritage Market Loan, the Company entered into (a) an Environmental Indemnity, dated as of September 23, 2010, in favor of the Lender, pursuant to which the Company indemnified the Lender with respect to the existence of hazardous substances on the Heritage Market Center property, and (b) a Guaranty of Recourse Obligations of Borrower, dated September 23, 2010, with respect to certain obligations of ROIC Heritage Market under the Deed of Trust.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The financial statements that are required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The pro forma financial information that is required to be filed pursuant to this Item will be filed under cover of a Form 8-K/A as soon as practicable, but no later than 71 days after the date on which this initial Form 8-K is required to be filed.

Forward-Looking Statements.

 This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The Company has based these forward-looking statements on the current expectations and projections of the Company about future events.  These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about us that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "could," "would," "expect," "plan," "anticipate," "believe," "estimate," "continue," or the negative of such terms or other similar expressions.  Factors that might cause or contribute to such a discrepancy include, but are not limited to, those described in the Company’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Retail Opportunity Investments Corp.

Dated: September 23, 2010	By: /s/ John B. Roche
John B. Roche Chief Financial Officer